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                                                                   Exhibit 10.11

         THIS AGREEMENT is entered into this 6 day of March, 2001.


BY AND BETWEEN:


                  ARRAN HOLDINGS LTD., a corporation incorporated pursuant to the Laws of Bahamas, with its registered offices in Bahamas;

                  (hereinafter referred to as "Arran")

                                                       OF THE FIRST PART

                                               AND


                  PLAYSTAR CORPORATION, a corporation incorporated pursuant to the Laws of the Island of Antigua with its registered offices in St. John's Antigua, West Indies;

                  (hereinafter referred to as "Playstar" and also referred to as "Licensor")


                                                       OF THE SECOND PART


         WHEREAS Arran wishes to engage the services of Playstar to create and provide a completed and fully implemented high quality software program;

         AND WHEREAS Playstar agrees to develop the program Sportsprops for Arran pursuant to the terms and conditions referred to herein;

         AND WHEREAS Playstar owns rights to Internet Casino Software (the "Licenced Software");

         AND WHEREAS Playstar is in the business of licensing Software to other companies;

         AND WHEREAS Playstar is prepared to provide a complete Computer Software Package that Arran may use to operate an Internet gaming site;

         AND WHEREAS Arran wishes to license the Software from Playstar in order to operate an Internet gaming site;

         NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the Parties agree as follows:




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A.       GENERAL PROVISIONS

1.       Definitions

1.0 "Licensed Software" shall mean a licensed data processing program or micro program consisting of a series or sequence of signals, or instructions, statements or fonts stored on any media in machine readable form, and any related licensed materials such as, but not limited to, graphics, flow charts, logic diagrams, manuals, and listing made generally available by Playstar for use in connection with the licensed programs which shall consist of only Casino Style Games more particularly described herein and specifically shall not include Sportsprops.

1.1 "Net Monthly Revenue" shall mean, for any given calendar month, the total amount wagered in the Games for any licensed product, less winnings in the Games PLUS, any fees for transaction processing. Net Monthly Revenue will not include any income derived from any part of the website that does not specially use the Licensed Software or systems provided by Playstar.

1.2 "Hardware" shall mean all the necessary computers, routers, cabling, monitors, hard drives, back-up systems, and other equipment recommended by the Licensor and mutually agreed upon between the parties hereto.

1.3 "Games" shall mean the Casino style games, Sportsbook, Lottery, and/or other pari-mutual games that are played using the Licensed Software as are available from time to time and for greater particularity shall not include Sportsprops.

1.4 "Basic Customer Support" shall include telephone support to Arran customers by an eight hundred (800) telephone line 8:00 a.m. to 11:00 p.m. daily seven (7) days per week; and twenty-four (24) hour e-mail with minimum twenty-four (24) hour response on the following topics: rules of play, how to play, credit/debit Arrangements and FAQ's. Basic Customer Support does not include service to customers computers nor on site service calls.

1.5 "Basic Technical Support" shall include complete technical support for Arran for one person designated by Arran at any one time.

1.6 "Customer Information" shall mean all data collected and stored on customers including, without limiting the generality of the foregoing, name, address, phone and fax number, e-mail address, credit card numbers and expiration dates or information on other types of payments, amounts wagered and frequency of wagering.

1.7 "Confidential Information" shall mean material in the possession of Playstar which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, including, without limitation, all financial business and personal data relating to Playstar


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         clients, any non-public information about affiliates, subsidiaries, consultants and employees of Playstar or its affiliates, business and marketing plans, strategies and methods, studies, charts, plans, tables and compilations of business industrial information, computer software and computer technology whether patent able, copyrightable or not, which is acquired or developed by or on behalf of Playstar or its affiliates from time to time.

1.8 "Net Win" for the purposes of this Agreement, Net Win is defined as the total gross wagered by sportsprops.com casino clientele less the total amount won by casino clientele during defined period of time (monthly).

1.9      "Parties" shall mean the Licensor and Arran.

1.10 "Sportsprops" shall mean an internet sports proposition wagering service.

1.11 "Sports Proposition Wager" shall mean a wager or bet placed relating to a sporting event accompanied by fixed odds and may include a wager on any aspect of such event except a wager as to the specific winner or successful outcome of the event.

1.12 "Sports Book" shall mean a wager or bet placed as to the specific winner or successful outcome of the event and may include any of the following:

                  (a) "A Straight Up Bet" which shall mean one wager or bet on the event;

                  (b) "Parlay Bets" which shall mean a wager composed of two or more bets or two or more specific events, both of which bets must be successful for the bettor to be paid; and,

                  (c) "Future Bets" which shall mean a wager on the result of a specific event or series of events to take place at a date in the future.

B.       SOFTWARE DEVELOPMENT PROJECT

2.       Sportsprops.com

2.0 Playstar agrees to create, install and provide a completed and fully integrated high quality software program ("Sportsprops") designed to successfully operate an Internet Sports Wagering web site for Arran. Playstar agrees to complete the same as soon as reasonably possible and in any event no later than one (1) year from the date hereof.

2.1 The Sportsprops software program developed by Playstar hereunder and all source codes related thereto shall become and remain the property of Arran with full right, and title thereto.


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2.2      The Parties agree that the Sportsprops.com program is to be developed to the specifications set forth by a representative of Arran with the approval of Mr. Richard Levenstein of Playstar.

2.3 The form and content of the Sportsprops.com program is subject to final approval by Arran, whose consent is not to be unreasonably withheld.

3.       Consideration

3.0 Subject to the performance by Playstar of its obligations under Article 2 herein, Arran shall pay to Playstar the sum of Three Hundred and Fifty Thousand Dollars ($350,000.00) as follows:

         1. The sum of Twenty-Five Thousand Dollars ($25,000.00) receipt of which is hereby acknowledged;

         2. The sum of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) to be paid every two (2) weeks from the date of signing this Agreement for a total of six (6) installments totaling Two Hundred and Twenty-Five Thousand Dollars ($225,000.00);

         3. The sum of One Hundred Thousand Dollars ($100,000.00) upon the Sportsprops web site being fully operational for a period of one (1) month with no downtime.

                  Notwithstanding anything herein contained, in the event that Playstar has not completed the Sportsprops.com program and the web Sportsprops site is not in full operation within one (1) year of the date of this agreement, Playstar shall return all money as set out herein to Arran;


4.       Management Services

4.0 SMP Data of Antigua ("SMP") shall be retained by Arran to provide management services of the Sportsprops.com web site.

4.1 Except as herein provided, SMP shall be entitled to receive, in return for the management services provided herein twenty percent (20%) of the Net Monthly Revenue.

4.2 The Parties agree that the first Twenty-Five Thousand Dollars ($25,000.00) in Net Win in any given month is to cover expenses necessary for the proper management of the site. In the event that the Net Win in any given month is less than Twenty-Five Thousand Dollars ($25,000.00) then SMP and Playstar shall be solely responsible for these expenses.


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4.3      Subject to the same notice provisions as contained in paragraph 4.6,
         SMP may cancel their management services at any time after the completion of the sixth (6th) month of operations at its discretion and will at that point waive its right to the twenty percent (20%) revenue share from the Sportsprops.com web site and Playstar and SMP will assist in the set up of the site at another location to be determined by Arran and Arran shall pay for assistance at cost which shall for greater certainty include no funds for the account of either Playstar or SMP except for out of pocket expenses to third parties.

4.4 The cessation of the management services shall not affect the casino Software License Agreement contained herein which shall remain in full force and effect for the duration of the Sportsprops.com casino web site.

4.5 The Parties agree that SMP and Playstar shall be retained by Arran to provide management and/or set up services of the Sportsprops.com web site as follows:

         a) Playstar shall supply the Hardware necessary to run Sportsprops.com software program from their Guatemala co-location.

         b) Playstar shall set up and install all Hardware and Software in Guatemala

         c)       SMP shall provide ongoing hosting of Hardware in Guatemala;

         d) Playstar will allow Sportsprops.com to operate free of gaming license costs in their Guatemala co-location.

         e) Playstar shall supply Internet connection and all bandwidth charges from Guatemala

         f) SMP shall set up any daily operations of cash management system from the SMP corporate offices in Antigua (accounting, cc processing, money orders, etc.)

         g)       SMP shall provide Basic Customer Support.

         h)       SMP shall provide daily site management.

         i) SMP shall provide comprehensive reporting of all player activity and player accounts to be made available remotely (online).


         j) Playstar shall explore all co-branding/licensing opportunities. Revenue to be shared equally between Playstar and Arran on all licensing of Sportsprops software (e.g. Product licensed to third party for Twenty-Five Thousand Dollars ($25,000.00) plus ongoing revenue share equal to Twenty-Five percent (25%) of the net revenue. Both company's share the cash component and revenue share to be divided equally between Arran and SMP).

         k) Playstar agrees to aid in the marketing of the Sportsprops.com web site on a best efforts basis through their licensees, affiliates, portals, etc.

         l) SMP and Playstar agree to train representatives of Arran in all aspects of the above including without limiting the generality of the above, how to set up and operate a web site for Sportsprops, and the cash management program and to allow representatives of Arran to maintain a presence at any premises that pertains to Sportsprops operations.


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4.6      Either Party may cancel the Management Services of the Sportsprops.com web site (excluding casino) upon ninety (90) days written notice to the other party, no sooner than three (3) months from the launch of the site. They further agree that the termination of this contract would mean the de-activation of the site at the source. In the event of termination, the Licensee shall be responsible for all outstanding player accounts.

5.       Warranty

5.0 Playstar warrants and represents that the Sportsprops program developed by them will function in accordance with system specifications and will be fit for the purpose as herein set out. Playstar shall not be liable for consequential loss resulting from the use of the Sportsprops program or arising out of any breach of this warranty.

5.1 In the event that the Sportsprops program does not function during the life of the Management contract, Playstar shall correct any malfunctions forthwith at Playstar's cost to be paid by Playstar.

5.2 Playstar warrants and represents that it is the creator of the Sportsprops program and that it will indemnify and save harmless Arran and its members, shareholders, directors, officers, employees, agents, contractors, representatives, parent company, or subsidiaries (collectively the "Indemnified Parties") from and against all damages, losses, costs and expenses (including actual legal fees and costs), fines and liabilities incurred by or awarded asserted or claimed against any of the Indemnified Parties relating to the validity or ownership of the Sportsprops program and any lawsuit relating to trademark or copyright infringement.


5.3      (a)      Playstar agrees for the duration of this agreement not to
                  construct, build or operate any Sports Proposition web based wagering service in competition with Sportsprops.com

         (b) The Parties agree however that Playstar has a right and privileged of constructing, designing, building or operating a Sports Book, Sports Pools and other such non-sports proposition wagering web sites as they may see fit.

         (c) In the event that Playstar wishes to add a Sports Proposition Wagering service to its existing product line than it may do so only upon the express written consent of Arran which consent may be arbitrarily withheld.

6.       Security Deposit

6.0 Arran shall set up a merchant account necessary for the acceptance of credit cards. A security deposit will be required which may be as high as Fifty Thousand Dollars U.S. ($50,000.00) but not less than Thirty-Five Thousand Dollars U.S.


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         ($35,000.00). The Licensee agrees to provide such Security deposit(s)
         on or before the date in which the site is ready to go live.

6.1 Playstar shall provide to Arran all information required in this regard and keep Arran advised of any changes in this regard.

C.       SOFTWARE LICENSING AGREEMENT

7.       Consideration

In consideration of the mutual covenants contained herein,

7.0 Playstar agrees to license a seven (7) game casino package to Arran including Video Poker, Blackjack, 4-line Video Poker, Roulette, Slot Machines, Let-it-Ride Poker, and the Reach for the Stars progressive slot machine.

7.1 The Parties agree that Arran shall retain eighty-percent (80%) of the Net Win from the casino operations, but shall not be responsible for the progressive jackpot for which Playstar shall be liable.

7.2 The Parties agree that the casino game package is to be installed to the Sportsprops.com web site.


8.       Indemnification

8.0 Arran acknowledges and agrees that neither Playstar nor any of its members, shareholders, directors, officers, employees or representatives shall be liable to Arran for any special, indirect, consequential, punitive or exemplary damages, or damages for loss of profits or savings, in connection with this Agreement, the services or the Hardware or any other information, material or services provided by Playstar to Arran under this Agreement. Notwithstanding the same, Playstar shall be responsible to Arran for direct damages, any claim arising out of the license herein and any other warranty as set out herein.

8.1 Subject to Playstar's compliance with paragraph 9.1, Arran shall indemnify and save harmless Playstar and its members, shareholders, directors, officers, employees, agents, contractors, representatives, parent company, or subsidiaries (together, the "Indemnified Parties") from and against all damages, losses, costs and expenses (including actual legal fees and costs), fines and liabilities incurred by or awarded asserted or claimed against any of the Indemnified parties by any licensing or government agency who licenses, regulates, or otherwise governs the licensing or use of Internet gambling in connection with Arran's activities under this Agreement, including claims brought by a person using or relying upon any advice given or publication produced and distributed by Arran.

9.       Disruptions


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9.0      Arran acknowledges that from time to time, as a result of supplier failures such as delay in delivery or loss of Internet connection, acts of God, work stoppages, fires, civil disobedience, riots, rebellions, the services provided under this Contract by Playstar can be temporarily disrupted. Arran acknowledges and agrees that neither Playstar nor any of its members, shareholders, directors, officers, employees or representatives shall be liable to Arran or any of Arran's customers for any special, indirect, consequential, punitive or exemplary damages, or damages for loss of profits or savings, in connection with these temporary disruptions.

9.1 Arran acknowledges that Playstar's ability to perform its obligations under this Agreement are subject to government licensing in whatever jurisdiction Playstar may choose to operate. Playstar shall not be held liable for any damages of any kind whatsoever that may result from changes in government legislation or policy. Notwithstanding the same, Playstar shall have an obligation to keep Arran informed of all changes in such legislation and any jurisdictions in which such government licensing is required and/or internet gambling is illegal as soon as Playstar is advised of and becomes aware of the same and Playstar's indemnity in paragraph 8.1 and its rights as set out in this paragraph is subject to the same.

10.      Conditions of License

         This license is granted under the following conditions:

10.0 Arran acknowledges that its rights in and to the Licensed Software may not be assigned, sub-let, sub-licensed or otherwise transferred by operation of law without the prior written consent of Playstar (such consent shall not be unreasonably withheld or delayed). Such consent shall not be required if such assignment, sub-let, sub-license or transfer is purely for tax purposes or a company with the same shareholders as Arran.

10.1 Copyright and other proprietary rights of Playstar protect the Licensed Software. Arran may be held directly responsible for acts relating to the Licensed Software which are not authorized by this Agreement.

10.2              (i)      All right, title and interest in and to the Licensed
                           Software, and any copies thereof, and all documentation, code and logic, which describes and/or comprises the Licensed Software remains the sole property of Arran.

                  (ii) All right title and interest in and to the Hardware provided to Arran shall remain the sole property of Arran.

10.3 No Party shall be held responsible for failure of performance of Agreement due to causes beyond its control, including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, acts of god, and similar occurrences.


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10.4     Arran acknowledges that this is a non-exclusive agreement and that
         Playstar shall license the Licensed Software to as many other parties as are willing to enter into a licensing agreement with Playstar.

10.5 Arran shall be responsible for ensuring that they are operating the Licensed Software in compliance with any and all applicable state, provincial, national, and international laws.

10.6 Arran shall provide Playstar with all documentation necessary to show that Arran has obtained any and all necessary licenses in order to operate an Internet Casino and/or Sportsbook in the jurisdiction in which the gaming servers are located.

10.7 It is the policy of Playstar to prevent the use of the Licensed Software for use as a "money laundering" vehicle. Playstar and Arran warrant that they will undertake all reasonable efforts to prevent persons from using the Licensed Software for use as a money laundering vehicle. If it is revealed that Playstar or Arran is purposely allowing or is willfully blind to money laundering, the other party may terminate this agreement without notice.

11.      Term and Termination

11.0 This Agreement shall commence and be deemed effective on the date when fully executed (the "Effective Date"). This Agreement is in effect for a period of two (2) years (the "Term") and shall be automatically renewed indefinitely annually unless Arran gives written notice of termination of this Agreement at least Ninety (90) days prior to the end of any one-year period.

11.1 Playstar may terminate this Agreement be giving written notice to Arran at Ninety (90) days prior to the end of any one-year term provided, however, Playstar shall not give notice of termination in the first three (3) months from the launch of the site.

11.2 Playstar may terminate this Agreement at any time upon fifteen (15) days written notice if Arran is more than thirty (30) days in arrears in paying any material monthly fees due and owing to Playstar. Arran shall be allowed to cure the breach during the notice period, thus pre-empting Playstar's ability to terminate this Agreement in accordance with this section. The arrears contemplated in this section must be of a material amount for this section to be used by Playstar. For the purposes of this section, material shall mean anything greater than one (1) of the previous month's fees.

11.3 Playstar may terminate this Agreement at any time upon fifteen (15) days written notice if Arran becomes bankrupt or insolvent or ceases carrying on business for any reason.


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11.4     Arran may terminate this Agreement at any time upon five (5) days notice if Playstar becomes bankrupt or insolvent or ceases carrying on business for any reason.

11.5     Arran may, inter alia, terminate this Agreement at any time upon five
         (5) days notice if Playstar is materially in breach of Agreement for more than thirty (30) days. A material breach may include, among other things, Playstar's failure to pay Arran any portion of Monthly revenue amounts as described in Sections 3.0. Playstar shall be allowed to cure the breach during the notice period, thus pre-empting Arran's ability to terminate this Agreement in accordance with this section.

11.6     Playstar or Arran may terminate this Agreement at any time upon fifteen
         (15) days written notice if the other or any of its principals, officers or Directors becomes the subject of third party civil or criminal litigation as a result of the other's operations under this Agreement. The litigation contemplated herein must be material, and found to be of a serious nature by independent legal counsel mutually selected by and acceptable to both parties.

11.7 Subject to paragraph 4.4, upon termination of this Agreement, Arran shall immediately return to Playstar any and all of Playstar's materials that Playstar has a proprietary right in that are in Arran's possession and/or in the possession of Arran's agents, servants and employees.

11.8 Upon termination of this Agreement, all Customer Information shall be given to Arran and Playstar shall not make use of or disclose any Customer Information to any third party.

11.9 The parties agree that termination of this Agreement shall mean the de-activation of the site at the source. In the event of termination Arran shall be responsible for all outstanding player accounts except as herein provided in paragraph 7.1.

12.      Accounting

12.0 The Licensor shall maintain records of all transactions and wagers placed utilizing the Licensed Software. Arran shall have access to such records at their discretion.

12.1 Arran shall pay a fee to be agreed upon to cover administration fees and disbursements, including printing, photocopy and shipping costs, each time accounting information is requested. Administration fees shall be paid out at market prices. Notwithstanding the above, no fees are payable for regular accounting information provided to Arran for the purpose of calculating Net Revenue.

12.2 The Licensor shall regularly supply a complete accounting record, of the previous month's activity relating to the Licensed Software within ten (10) working days of


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         the end of each month. The accounting records shall be delivered either by facsimile or by e-mail.

12.3 The Licensor shall provide daily interim accounting reports, as defined and from time to time. The daily interim accounting records shall be delivered either by facsimile or by e-mail.

12.4 Arran shall have the right to utilize the accounting information for statistical and reporting purposes provided specific information about the Licensor and its individual customers is not disclosed.

12.5 The Licensor shall archive and maintain the accounting information for a period of two (2) fiscal years.

12.6 The Licensor, at is discretion, may destroy any portion of the accounting information that it deems to be no longer relevant.

12.7 Arran shall be given thirty days written notice prior to the destruction of any accounting information. Arran may choose to archive information about to be destroyed, at its own facilities.


13.      Customer Data

13.0     The Licensor shall maintain a database containing the Customer
         Information.

13.1     The Customer Information shall remain the property of Arran.

13.2 Arran and its related parties will treat this "customer information" as confidential information and will not disclose this information to any third party for any reason whatsoever.

13.3 The Licensor shall provide daily interim Customer Information reports in the form of web-based tracking.

13.4 Playstar shall have the right to utilize the Customer Information only for statistical purposes, and then only if this statistical information is to be shared with Arran. Under no circumstances shall Licensor use the Customer Information in the marketing of any gaming site being operated by a subsidiary of Licensor.

13.5 The Licensor shall archive and maintain the Customer Information for a period of two (2) years.

13.6 Arran shall be given thirty (30) days written notice prior to the destruction of any Customer Information. Arran may choose to archive information about to be destroyed, at its own facilities.


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14.      The Games

14.0     The Licensor shall determine the odds for the Games from time to time.

14.1 The Licensor shall determine the betting limits for the Games from time to time. Arran may choose zero as a betting limit.

D.       OBLIGATIONS OF ARRAN

15.      Licenses

15.0 Arran shall be responsible for obtaining and maintaining all necessary licenses for the operation of an Internet Casino and Internet Sportsbook operation, or whichever Arran intends to operate, in a location where Playstar maintains Hardware. Playstar will provide initially all licenses necessary for legal operation.

16.      Merchant Numbers

16.0 Arran shall be responsible for obtaining and maintaining appropriate merchant numbers for the processing of Visa, Master Card and any other credit card Arran may obtain merchant numbers for (the "Merchant Numbers"). Playstar will provide for quick and easy set up with their current processor.

17.      Marketing

17.0 Arran shall be responsible for marketing all aspects (both online and offline) of the development and on-going operation of the Licenced Software, including but not limited to: design, strategic planning, advertising campaigns, affiliate programs, customer reward programs. All direct costs of Marketing shall be borne and will be an expense of the operation of the Licenced Software. Playstar to supply marketing help wherever possible.

17.1 SMP shall be responsible for all aspects of customer service except Basic Technical Support. Customer service may include, but is not limited to dealing with customer complaints and paying out winnings. During any period that Arran is using Playstar merchant number and banking activity, Playstar shall be responsible for paying out winnings. In the event Playstar or SMP pays out any winnings incorrectly, notwithstanding anything herein contained, Playstar shall be responsible for any and all losses in this regard. No payments for winnings shall be made without Arran's written consent.

18.      Distribution of Software

18.0     Arran shall not alter the Licensed Software in any way.


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18.1     Arran shall ensure that the packaging for the Licensed Software and the entry web page for the Games, shall display all proprietary rights symbols such as Copyright and Trademark, as supplied by Playstar.

19.      Regulatory Issues

19.0 Subject to Playstar's obligations in paragraphs 9.1 and 19.3, Arran shall be solely responsible for determining which jurisdictions they choose to market to and receive wagers from.

19.1 Subject to Playstar's obligations in paragraphs 9.1 and 19.3, Arran shall be responsible for determining the legality of accepting wagers in whichever jurisdictions they choose to market to and receive wagers from.

19.2 Subject to Playstar's obligations in paragraphs 9.1 and 19.3, Arran shall indemnify Playstar and hold it harmless from any and all actions, claims or lawsuits including any reasonable legal costs, and fines that arise as a result of Arran choosing to accept wagers from any jurisdiction that determines or has determined that Internet wagering is illegal.

19.3 Playstar shall keep Arran informed of all knowledge it has with regard to paragraph 19.2

20.      The Web Site

20.0 Arran shall ensure that the Web Sites shall display a statement that the Software is licensed, as well as all proprietary rights symbols such as Copyright and Trademark, as supplied by Playstar. The Symbols shall be the exact same size and font as supplied by Playstar.

20.1 If requested, Playstar shall construct and maintain any and all additional Web Sites Arran deems necessary for the marketing of the Licensed Software. All work done to build additional web sites shall be charged to Arran at market rates, subject to Arran's written agreement prior to the same.

20.2 After the first Web Site is created by Playstar, Playstar shall not in any way be responsible for the design of the Web Sites utilized by Arran.

20.3 Arran shall include in their Terms and Conditions of Play for the Licensed Software the Terms and Conditions that are recommended by Playstar. Arran may embellish or add to these Terms and Conditions. If Arran does not implement the minimum required Terms and Conditions, in so far as the Terms and Conditions would have protected Arran, Playstar shall not be responsible to Arran, notwithstanding anything in this Agreement.

E.       FURTHER OBLIGATIONS OF THE PARTIES


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21.      Representations and Warranties

21.0 Each of the parties hereto hereby represents and warrants unto each other as follows:

21.1 It has full power, authority and legal right to incur the obligations provided for in this Agreement, to execute and delivery this Agreement, to perform and observe the terms and provisions hereof and has the corporate power and authority, and the requisite licenses to own its properties as now owned and operated.

21.2 This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof.

21.3 The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, on the part of such Party.

21.5 The execution, delivery and performance of this Agreement will not violate or exceed the power of such Party, or contravene (i) any provision of any applicable law, regulation, decree or order to which such Party is subject; (ii) any provision of the memorandum and article of association, charter or constitutive documents of such party; or
         (iii) any provision of any contract or agreement to which such Party is a party, or under which it or its assets is found.

21.6 All authorizations, consents, permits approvals and licenses required for the execution, delivery and performance of this Agreement have been or will be duly obtained or granted and are or will be in full force and effect.

21.7 Any material breach of the Representations and Warranties shall be considered a breach of this Agreement entitling the aggrieved party to whatever remedies provided under this contract.

F.       STANDARD CLAUSES

22.      Confidentiality

22.0 Arran shall not disclose, publish, or disseminate Confidential Information to anyone other than those of its employees, affiliates or others with a need to know, and Arran agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Arran agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior approval of an authorized representative of Playstar in each instance.

22.1 Playstar shall not disclose, publish, or disseminate Customer Information to anyone other than those of its employees with a need to know, and Playstar to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Customer Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of Arran in each instance.

22.2 All Confidential Information, and any Derivatives thereof created by Playstar; remains the property of Playstar and no license or other rights to Confidential information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (a) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

22.3 Notwithstanding anything in Sections 22.0 through to 22.8, Playstar shall be allowed to use Customer Information for the purpose of fulfilling its reporting obligations as a public company. Playstar shall also be allowed to use Customer Information in a statistical form so long as it does not identify individuals or specific companies.

22.4 Neither Playstar nor Arran shall disclose the contents of this Agreement to any third party who is not bound to maintain confidentiality between the parties. Playstar and Arran acknowledges that disclosure of the terms of Agreement to third parties would cause irreparable damage to Arran and/or Playstar.

22.5 Playstar agrees to cooperate with Arran for any reasonable disclosure requirements of any capital raising activity conducted for the benefit of Arran.

22.6 Arran and Playstar agree to keep the existence of this Agreement confidential and not to make any public announcement in relation to, or public comment on, this agreement unless such public announcement or comment has been mutually agreed upon.

22.7 Playstar agrees to keep all business dealings with Arran (as a company and as individuals) confidential, and agrees not to disclose the business relationship between the parties to any third person. Licensor understands that any disclosure of this confidential information will cause irreparable harm to Arran. Confidential information shall include but is not limited to Arran's company name, the names and contact addresses of the shareholders and management of Arran, and the fact that Arran entered into an agreement with Licensor.

22.8 The Licensor is given permission to place Arran's name in any promotion or publicity venue which does not, in any way, harm the image or reputation of Arran.

22.9 Playstar and SMP hereby covenant and agree with Arran that during the term of this agreement and for a period of six years thereafter, that they shall not for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate company, corporation or in any other matter whatsoever directly or indirectly carry on or be engaged in or be concerned with or interested in or advised, lend money to, guarantee the debts of or obligations of or permit their name or part thereof to be used or employed by any person or persons, firm, association, syndicate, company, corporation or entity in or concerned with or interested in the business of sports proposition wagering. Notwithstanding the above, in the event that Playstar wishes to enter into sports proposition wagering, it shall do so by license agreement with Arran.

22.10 Playstar and SMP hereby agree that the restrictions contained in 22.9 are reasonable and valid and defenses to the strict enforcement by Arran are hereby waived by Playstar.

22.11 Playstar and SMP hereby agrees that the remedy at law for any breach by it of the provisions as contained in 22.9 may be inadequate and that in the event of such breach Arran shall be entitled to make an application to the appropriate court granting Arran temporary and/or permanent injunctive relief against Playstar and/or SMP, without the necessity of proving actual damage to Arran.

23.      Languages

23.0 It is acknowledged by the Parties that multi-lingual audio translation Software costs and adjustments, are to be agreed upon on a language per language basis. It is further acknowledged that a reasonable development time is required to develop each "New Language Casino", however, Playstar will provide their best efforts to fulfill all language requirements in a reasonable time period.

24.      Notices

24.0 Unless otherwise provided in Agreement, any notice provided for under Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile and/or e-mail with an original signed copy delivered personally within twenty-four hours thereafter, or mailed by prepaid registered post addressed to Arran and/or Playstar at their respective addresses set forth below or at such other than current address as is specified by notice.


         To Arran:                      c/o 221 Victoria Street
                                        Lower Level
                                        Toronto, Ontario
                                        M5B 1V4

         Copy to:                       Cosman, Gray
                                        Barristers and Solicitors
                                        8 Director Court, Suite 104
                                        Woodbridge, Ontario
                                        L4L 3Z5

                                        Attention: Mark Cosman
         To: Playstar:                  Mutual Financial Centre Factory Rd.
                                        St. John's, Antigua
                                        P.O. Box W 1584 Woods Centre
                                        Antigua WI


         To: SMP                        Mutual Financial Centre Factory Rd.
                                        St. John's, Antigua
                                        P.O. Box W 1584 Woods Centre
                                        Antigua WI

25.      Entire Agreement

25.0 The Parties agree that Agreement, constitute the complete and exclusive statement of the terms and conditions between Arran and Playstar covering the performance hereof and cannot be altered, amended or modified except in writing executed by an authorized representative of each party. Arran further agrees that any terms and conditions of any purchase order or other instrument issued by Arran in connection with Agreement which are in addition or inconsistent with the terms and conditions of Agreement shall not be binding on Playstar and/or on Arran and shall not apply to Agreement.

26.      Governing Law and Arbitration

26.0 This Agreement shall be governed by and construed in accordance with the laws of Antigua and Barbuda, and Arran hereby attorns to the jurisdiction of the courts of Antigua and Barbuda notwithstanding any other provision expressed or implied in the Agreement. Any dispute in connection with Agreement shall be settled by arbitration in accordance with any Arbitration Act agreed upon between the parties; provided, however, should any dispute arise under Agreement, the parties shall endeavor to settle such dispute amicably between themselves. In the event that the parties fail to agree upon an amicable solution, such dispute shall be finally determined by arbitration as aforesaid.

27.      Good Faith

27.0 The parties acknowledge to one another that each respectively intends to perform its obligations as specified in Agreement in good faith and will mutually assist and support each other and its consultants in the development of the multi-entertainment Internet Casino in the interest of helping to maximize is over success.

28.      Parties to Act Reasonably

28.0 The parties agree to act reasonably in exercising any discretion, judgment, approval or extension of time that may be required to effect the purpose and intent of Agreement. Whenever the approval or consent of a party is required under Agreement, such consent shall not be unreasonably withheld or delayed.

29.      Time

29.0     Time is of the essence.

30.      Number and Gender

30.0 In this Agreement the use of the singular number includes the plural and vice versa the use of any gender includes all genders, and the word "person" includes an individual, a trust, a partnership, a body corporate and politic, and association and any other incorporated or unincorporated organization or entity.

31.      Captions

31.0 Captions or descriptive words at the commencement of the various sections are inserted only for convenience and are in no way to be construed as a part of Agreement or as a limitation upon the scope of the particular section to which they refer.

32.      Benefit

32.0 This Agreement shall enure to the benefit of and be binding upon Arran, its successors and permitted assigns.

33.      Waiver

33.0 No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any other party hereto, at any time or times with respect to any covenants or conditions herein contained, shall operate as a waiver of that party's rights hereunder with respect to any continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by any failure to exercise any rights by the party having those rights.

34.      Further Assurances

34.0 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of Agreement.

35.      Cumulative Rights

35.0 All rights and remedies of Playstar and Arran are cumulative and are in addition to and shall not be deemed to exclude any other rights or remedies allowed by law except as specifically limited hereby. All rights and remedies may be exercised concurrently.

36.      Prior Agreements

36.0 Except as specifically provided for herein, this Agreement contains all of the terms agreed upon by the parties with respect to the subject matter herein and supersedes all prior agreements, Arrangements and understandings with respect thereto, whether oral or written.

37.      Severability

37.0 If any part of Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from Agreement, and this severance shall not affect the remainder of Agreement.

38.      No Partnership

38.0 Notwithstanding anything in this Agreement, no part of this Agreement, nor the Agreement as a whole shall be construed as creating a partnership or agency relationship between the parties. If any part of this Agreement should become construed as forming a partnership or agency relationship, that part shall be amended such that no partnership or agency relationship is created, but that part achieves what it was originally intended to achieve.

39.      Dollar Amounts

39.0 All references to money or specific dollar amounts in this Agreement are in United Sates Dollars.

40.      Interpretation

40.0 In the interpretation of this Agreement or any provision hereof, no inference shall be drawn in favour of or against any Party by virtue of the fact that one party or its agents may have drafted this Agreement or such provision. Notwithstanding the above, if there is any uncertainty in the interpretation of this Agreement, the uncertainty arising in dispute shall be settled by arbitration in accordance with
         Section 27.0 (entitled "Governing Law and Arbitration") of this Agreement.

         IN WITNESS WHEREOF the parties have executed Agreement on the date first written.


                                    Arran Holdings Ltd.


                                    Per:  /s/ Michael Sapir
                                          -------------------------------------
                                    Name:
                                    Title:

                                    I have authority to bind the corporation.

                                    Playstar Corporation


                                    Per:  /s/  Richard Levenstein
                                          -------------------------------------


                                    I have authority to bind the corporation.